UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry Into a Material Definitive Agreement.

On July 1, 2020, Cocrystal Pharma, Inc. (the “Company”) entered into an At-The-Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which the Company may issue and sell over time and from time to time, to or through Wainwright, up to $10,000,000 of shares of the Company’s common stock (the “Shares”).

Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933 (the “Securities Act”), including without limitation sales made directly on or through The Nasdaq Capital Market, the trading market for the Company’s common stock, or any other existing trading market in the United States for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright will use commercially reasonable efforts to sell on our behalf all of the Shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Agreement. Under the Agreement, Wainwright will be entitled to compensation of 3.0% of the gross proceeds from the sales of the Shares sold under the Agreement.

The Shares are being offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2020 and the accompanying base prospectus which is part of the Company’s effective Registration Statement on Form S-3 (File No. 333-237738) (the “Registration Statement”). Investors should read the Registration Statement, the base prospectus and the prospectus supplement and all documents incorporated therein by reference.

The Agreement contains representations, warranties and covenants customary for the transactions of this kind. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Registration Statement relating to these securities has been filed with the Commission and has been declared effective.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At-The-Market Offering Agreement, dated July 1, 2020, by and between Cocrystal Pharma, Inc. and H.C. Wainwright & Co., LLC.
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A., regarding validity of the securities to be issued.
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: July 2, 2020	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer